EX-99.77Q1 OTHR EXHB

ITEM 77Q(e) - COPIES OF ANY NEW OR AMENDED REGISTRANT INVESTMENT ADVISORY AND/OR SUB-ADVISORY CONTRACTS

Alternative Strategies Mutual Fund

Effective March 31, 2009, Ascentia Capital Partners, LLC entered into a Sub-Advisory Agreement with Dunham & Associates Investment Counsel, Inc.  The Sub-Advisory Agreement was previously filed with Registrant's Post-Effective Amendment No. 142 to its registration statement on Form N-1A, filed on June 24, 2009, and is incorporated by reference.